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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders (the “Special Meeting”) of BFC Financial Corporation (the “Company”) was held on April 29, 2014. The sole item of business at the Special Meeting was a vote of the Company’s shareholders on the proposed merger of BBX Capital Corporation (“BBX Capital”) with and into a wholly owned subsidiary of the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of May 7, 2013, by and among the Company, BBX Capital and BBX Merger Sub, LLC (the “Merger Agreement”). At the Special Meeting, the Company’s shareholders approved the Merger. A summary of the voting results, as certified by the Inspector of Election for the Special Meeting, Georgeson Inc., the information agent for the Merger, is set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
278,360,790	76,179	825,171	0

Of the total votes cast at the Special Meeting, including abstentions, approximately 99.7% of the votes were cast in favor of the Merger and approximately 0.3% of the votes were cast against the Merger or abstained.

Item 8.01 Other Events.

While the Merger was approved by the Company’s shareholders, consummation of the Merger remains subject to certain other closing conditions, including, without limitation, the Company’s Class A Common Stock being approved for listing on a national securities exchange (or interdealer quotation system of a registered national securities association) at the effective time of the Merger, holders of not more than 10% of BBX Capital’s common stock exercising appraisal rights, and the absence of any “Material Adverse Effect” (as defined in the Merger Agreement) with respect to either the Company or BBX Capital. As previously disclosed, it is not currently expected that the Merger will be consummated prior to the first quarter of 2015. Under the terms of the Merger Agreement, both the Company and BBX Capital have the right to terminate the Merger Agreement at any time after April 30, 2014. There is no assurance that the Merger will be consummated on the contemplated terms, when expected, or at all.

Additional Information and Where to Find it

The Company has filed a Registration Statement on Form S-4 with the Securities Exchange Commission (the “SEC”), which has been declared effective, and the Company and BBX Capital have mailed to their respective shareholders a joint proxy statement/prospectus concerning the Merger. The Company and BBX Capital may also file other documents with the SEC regarding the Merger. Investors and shareholders of the Company and BBX Capital are urged to read the joint proxy statement/prospectus and other relevant documents filed with the SEC carefully and in their entirety because they contain important information. Investors and shareholders of the Company and BBX Capital can obtain copies of the joint proxy statement/prospectus and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company are also available free of charge on the Company’s website at www.bfcfinancial.com under the tab “Investor Relations – Regulatory Info – SEC Filings” or by directing a request by mail to BFC Financial Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, or by calling 954-940-4900. Copies of the documents filed with the SEC by BBX Capital are available free of charge on BBX Capital’s website at

www.bbxcapital.com under the tab “Investors – SEC Filings” or by directing a request by mail to BBX Capital Corporation, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, Attention: Corporate Secretary, or by calling 954-940-4000. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: April 30, 2014

	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer